UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
November 4, 2021
Date of Report (Date of earliest event reported):

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue, Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 4, 2021, Mark J. Flournoy, Senior Vice President and Chief Accounting Officer of Intuit Inc. (the “Company”), notified the Company that he will be leaving the Company, effective February 28, 2022.

Also on November 4, 2021, the Compensation and Organizational Development Committee (the “Compensation Committee”) of the Company’s Board of Directors approved the appointment of Lauren D. Hotz as Vice President and Chief Accounting Officer of the Company, effective February 28, 2022, to succeed Mr. Flournoy upon his departure.

Ms. Hotz, 46, has served as the Company’s Vice President and Corporate Controller since August 2020, after serving for six years as the Company’s Director, Corporate Accounting. Since joining the Company in 2004, Ms. Hotz has held a variety of accounting leadership roles at the Company. From 2001 to 2004, Ms. Hotz served in corporate controller and finance functions at other public companies. She began her career in public accounting at PricewaterhouseCoopers LLP, from 1996 to 1998, and RSM McGladrey & Pullen LLP (now RSM US LLP), from 1998 to 2001. Ms. Hotz is a California Certified Public Accountant (inactive) and holds a Bachelor of Science degree in accounting from Washington University in St. Louis.

In connection with the appointment, Ms. Hotz will be paid an annual base salary of $450,000. Ms. Hotz also will be eligible to receive a target annual bonus of 40% of her annual base salary. Ms. Hotz will be granted the number of restricted stock units (“RSUs”) determined by dividing $1,000,000 by the closing price of the Company’s common stock on the date of grant. The date of grant for the RSUs will be the Company’s regularly scheduled monthly grant date occurring in December 2021. The RSUs will vest and become issuable to Ms. Hotz over four years, with 25% of them vesting on December 1, 2021, and 6.25% of them vesting quarterly thereafter, until the award is fully vested, subject in each case to Ms. Hotz’s continuing employment by the Company or its subsidiaries. The RSUs will be subject to the terms of the Intuit Inc. Amended and Restated 2005 Equity Incentive Plan.

The Company intends to enter into its standard form of indemnification agreement with Ms. Hotz. There are no arrangements or understandings between Ms. Hotz and any other persons pursuant to which she was selected as an officer, she has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 10, 2021	INTUIT INC.

		By:	/s/ Michelle M. Clatterbuck
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer